EX-10.69.05

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 4, 2009, by and between EMERITUS CORPORATION, a Washington corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 17, 2008, as amended from time to time ("Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

1.           Section 5.2 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 5.2.                                           OTHER UNSECURED INDEBTEDNESS.  Create, incur, assume or permit to exist any unsecured indebtedness or liabilities resulting from borrowings, loans or advances, whether direct or indirect, matured or unmatured, liquidated or unliquidated, joint or several, in an amount in excess of $1,000,000 in the aggregate at any time, except the liabilities of Borrower to Bank.”

2.           Section 5.4 is hereby deleted in its entirety, and the following substituted therefor:

“SECTION 5.4.                                           GUARANTIES/RECOURSE INDEBTEDNESS/OTHER SECURED INDEBTEDNESS.  Except any of the following in favor of Bank:

(A)           Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for any unsecured debts, liabilities or obligations of any other person or entity, including without limitation, any such unsecured debts, liabilities or obligations of any of Borrower’s subsidiaries;

(B)           Create, incur, assume or permit to exist any unsecured recourse indebtedness or liabilities (as determined by Bank), arising out of and/or from any and all actions or inactions of any person or entity, including without limitation, any of Borrower’s subsidiaries, that may result in recourse against Borrower;

(C)           Pledge or hypothecate any assets of Borrower as security for any liabilities or obligations of any other person or entity, including without limitation, any of Borrower’s subsidiaries; or

(D)             (i) Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for any secured debts, liabilities or obligations of any other person or entity, including without limitation, any such secured debts, liabilities or obligations of any of Borrower’s subsidiaries; (ii) create, incur, assume or permit to exist any secured recourse indebtedness or liabilities (as determined by Bank), arising out of and/or from any and all secured indebtedness or obligations of any person or entity, including without limitation, any of Borrower’s subsidiaries, that may result in recourse against Borrower; or (iii) create, incur, assume or permit to exist any secured indebtedness or liabilities resulting from borrowings, loans or advances, by Borrower individually, or jointly with any of Borrower’s subsidiaries or any other person or entity, whether matured or unmatured, liquidated or unliquidated, joint or several, in an amount in excess of $500,000,000 in the aggregate at any time, with respect to subparagraphs (i), (ii) and (iii) above.”

3.  Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification.  All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment.  This Amendment and the Credit Agreement shall be read together, as one document.

4.  Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein.  Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

WELLS FARGO BANK,
EMERITUS CORPORATION                                                                     NATIONAL ASSOCIATION

By:  /s/ Jim L. Hanson __________________                                                                         By: /s/ Gloria Nemechek ___________
       Jim L. Hanson, Sr. Vice President of                                                                                           Gloria Nemechek, Vice President
       Financial Services, Controller